SPECIMEN OF AUTHORIZATION CARD                                EXHIBIT 99



                      IES INDUSTRIES INC.
  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (the "PLAN")
                      AUTHORIZATION CARD


SELECT ALTERNATIVE 1, 2, 3 or 4 by checking the applicable box on the reverse side.

1. FULL DIVIDEND REINVESTMENT - Dividends on Common Shares for which you hold certificates will be credited to your reinvestment plan account. You may also make optional cash payments. I authorize IES Industries Inc. (the "Company") to reinvest all cash dividends on shares of the Company's Common Stock registered as shown on the reverse side and on shares to be acquired under the Plan. I also authorize the Company as agent to apply optional cash payments to the purchase of full and fractional shares of the Company's Common Stock for such account.

2. PARTIAL REINVESTMENT - If you are holding certificated Shares, you may designate the number of certificated Shares for which the quarterly Dividend will be paid to you by check or electronic deposit. The balance of the Dividend on your certified Shares will be reinvested. If your Shares are held in book-entry form, you may designate the number of Shares for which you would like to receive a Dividend by check or electronic deposit. The quarterly Dividend for the Balance of your Plan Shares will be reinvested. I also authorize the Company as agent to apply optional cash payments to the purchase of full and fractional shares of the Company's Common Stock for such account.

3. OPTIONAL CASH PAYMENT ONLY - Continue to receive the cash dividends on certificated shares registered in your name and invest by making optional cash payments of not less than $25 per payment per Cash Investment Period. I appoint the Company as agent to apply optional cash payments and cash dividends on shares (including fractional shares) credited to my account under the Plan to the purchase of full and fractional shares of the Company's Common Stock for such account.

4. SHARE SAFEKEEPING ONLY - Dividends on common shares held in book-entry form are paid to you by check or electronic deposit. You may also make optional cash payments. I authorize the Company as agent to apply optional cash payments to the purchase of full and fractional shares of the Company's Common Stock for such account.

     To   make   an  optional  cash  payment  with   this
     Authorization  Card, indicate the amount  below  and
     enclose  a  check  or  money order  payable  to  IES
     Industries  Inc.,  Agent.   Participants   selecting
     Alternative 3 must submit an optional cash payment with this Authorization Card. Future optional cash payments should be accompanied by the remittance form supplied by the Agent with periodic statement of account.

               NOTE:  Minimum Payment is $25.00

                        AMOUNT ENCLOSED

                $_____________________________
                  (Check or money order only)



                      THIS IS NOT A PROXY
         (Continued and to be signed on reverse side)


                     REINVESTMENT OPTIONS
       SEE REVERSE SIDE FOR BRIEF EXPLANATION OF OPTIONS

_____  1.  FULL REINVESTMENT of Common Stock and Optional Cash
           Payments
_____  2.  PARTIAL REINVESTMENT __________ Shares  of  Common
           Stock and Optional Cash Payments
_____  3.  OPTIONAL CASH PAYMENTS Only
_____  4.  SHARE SAFEKEEPING ONLY

A signed card must be returned for each account to be enrolled in the Plan.

My participation in the Plan and this authorization are subject to the terms and conditions of the Plan set forth in the Prospectus relating to the Plan. The signing of this form acknowledges receipt of the Prospectus of the plan and agreement to the terms set forth in the Prospectus. This authorization may be revoked by notifying the Company in writing.

_______________ Social Security  or  Tax Identification Number


                      IES INDUSTRIES INC.
                   DIVIDEND REINVESTMENT AND
                      STOCK PURCHASE PLAN

                      AUTHORIZATION CARD

______________________________________________________________
   Area  Code)                             Telephone Number
______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________
              Signature(s) of Registered Owner(s)

Please sign exactly as name(s) appear on this card. If joint account, each joint owner must sign. Executors, trustees, etc. should give full title.

Date _________________________________________________________